Exhibit 31.1

Certification Pursuant to Section 302
of the Sarbanes-Oxley Act of 2002
for the Chief Executive Officer

I, Thomas W. Dickson, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Harris Teeter Supermarkets, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Thomas W. Dickson
Name: Thomas W. Dickson
Title: Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

Date: January 24, 2014